EXHIBIT 10.3

                               AMENDMENT NO. 2 TO

                            LIMITED LICENSE AGREEMENT

         THIS AMENDMENT, dated as of February 25, 2004 (this "Amendment"), among DEBT RESOLVE, INC. (formerly Lombardia Acquisition Corp.) (the "Company"), JAMES
D. BURCHETTA and CHARLES S. BROFMAN.

                               W I T N E S S E T H

         WHEREAS, the parties hereto have heretofore entered into a Limited License Agreement, dated February 20, 2003 (the "Agreement"), and Amendment No. 1 thereto, dated November 13, 2003; and

         WHEREAS, the Company and the Licensor wish to further amend the Agreement to modify the royalty payment structure set forth therein, as well as the Licensor's right of termination under the Agreement.

         NOW, THEREFORE, the parties hereto hereby agree that the Agreement be amended as follows:

         1. DEFINITIONS; REFERENCES; CONTINUATION OF AGREEMENT. Unless otherwise specified herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof," "hereto," "hereunder," "herein" and "hereby" and each other similar reference, and each reference to "this Agreement" and each other similar reference, contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby. Except as amended hereby, all terms and provisions of the Agreement shall continue and remain in full force and effect.

         2. ROYALTIES AND PAYMENTS. In order to modify the royalty payment structure under the Agreement, Section 3.1 of the Agreement shall be deleted and replaced in its entirety with the following provisions:

         " 3.1 ROYALTIES; MINIMUM GUARANTEE. As consideration hereunder by the Company, the Company agrees to and shall pay to the Licensor royalties during the term of this Agreement as follows:

                  3.1.1 YEAR 2004 ROYALTY FEE. For the year ending December 31, 2004, the Company shall pay no royalties to Licensor for the Company's Licensed Usage of the Intellectual Property Rights in the Territory.

                  3.1.2 YEAR 2005 ROYALTY FEE. For the year ending December 31, 2005, the Company shall pay to the Licensor a royalty fee of ten percent (10%) of the annual Gross Revenues attributable to the Licensed Usage of the Intellectual Property Rights in the Territory by the Company.

                  3.1.3 YEAR 2006 ROYALTY FEE AND MINIMUM GUARANTEE. For the year ending December 31, 2006, the Company shall pay to the Licensor a royalty fee of ten percent (10%) of the annual Gross Revenues attributable to the Licensed Usage of the Intellectual Property Rights in the Territory by the Company. Notwithstanding the foregoing, the annual royalty payable by the Company to the Licensor for the year ending December 31, 2006 shall be equal to a minimum of Three Hundred Thousand Dollars ($300,000).

                  3.1.4. SUBSEQUENT ROYALTY FEES AND MINIMUM GUARANTEE. Commencing on January 1, 2007, the Company shall pay to the Licensor a royalty fee of ten percent (10%) of the annual Gross Revenues attributable to the Licensed Usage of the Intellectual Property Rights in the Territory by the Company. Notwithstanding the foregoing, the annual royalty payable by the Company to the Licensor hereunder for any year commencing on January 1, 2007 shall be equal to a minimum of:

         (i) Six Hundred Thousand ($600,000) Dollars, in the event that

                  (A) each of Burchetta and Brofman remains employed, retained or appointed (as the case may be) as a director, officer or consultant of the Company during such year, or

                  (B) that any termination of such employment, retention or appointment, as the case may be, occurred pursuant to Section 7(b)(i),
         (ii), (iii) or (v) of the Employment Agreement, dated February 20, 2003 and effective as of January 13, 2003, by and between the Company and Burchetta (the "Employment Agreement"), or any substantially similar clause of any Consulting Agreement that may be entered into between the Company and Burchetta pursuant to the provisions of Section 7(b)(v) of the Employment Agreement (any termination pursuant to this Section 3.1(i)(B) hereinafter known as a "Valid Termination").

         or

         (ii) Three Million ($3,000,000) Dollars, in the event that either of Burchetta or Brofman is no longer a director, officer or consultant of the Company at any time during such year, unless any termination of such employment, retention or appointment occurred:

                  (A) as a result of the voluntary resignation of Burchetta or Brofman (other than pursuant to a Valid Termination),

                  (B) pursuant to a Valid Termination, or

                  (C) pursuant to Section 15(c) of the Employment Agreement, or any substantially similar clause of any consulting agreement that may be entered into between the Company and Burchetta pursuant to the provisions of Section 7(b)(v) of the Employment Agreement.

         3.2 In order to avoid any confusion, the foregoing royalty payments are NOT applicable to Gross Revenues attributable to the sale of products or services by the Company that do not rely upon the Intellectual Property Rights.

         3. RESTRICTION ON LICENSOR'S RIGHT TO TERMINATE. In order to modify the Licensor's right to terminate the Agreement, the following sentence shall be added immediately after the last sentence in Section 5.2 of the Agreement:

               "Notwithstanding the foregoing, until January 1, 2006, the Licensor shall have no right of termination as set forth in this
               Section 5.2, PROVIDED that the Company does not breach its obligations under Section 3.1."

         4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         5. COUNTERPARTS. This Amendment may be executed in counterparts.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

DEBT RESOLVE, INC.                           LICENSOR:

By: /s/ Alan M. Silberstein                  /s/ James D. Burchetta
   ---------------------------------         -----------------------------------
   Alan M. Silberstein                       James D. Burchetta
   President
                                             /s/ Charles S. Brofman
                                             -----------------------------------
                                             Charles S. Brofman

                                       3